KEYSTONE CONSOLIDATED INDUSTRIES, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

Keystone Consolidated Industries, Inc.	CONTACT:
5430 LBJ Freeway, Suite 1740	Bert E. Downing, Jr.
Dallas, Texas 75240-2697	Vice President and Chief Financial Officer
(972) 458-0028	(972) 458-0028

KEYSTONE REPORTS FOURTH QUARTER 2008 RESULTS

DALLAS, TEXAS . . . March 12, 2009 . .. . Keystone Consolidated Industries, Inc. (OTCBB: KYCN), reported net income of $6.6 million, or $0.55 per diluted share, in the fourth quarter of 2008 as compared to $13.3 million, or $1.33 per diluted share, in the fourth quarter of 2007.  The decrease in earnings was due primarily to lower shipment volumes as a result of the current domestic and international economic crises and the resulting adverse impact of the current credit market on construction projects.  In addition, while the Company experienced an unprecedented 90% increase in the cost of ferrous scrap from December 2007 to August 2008, a significant decline in ferrous scrap costs from August to December 2008 resulted in customers choosing to conserve cash by liquidating their inventories and limiting orders during the fourth quarter of 2008 as they assumed lower scrap prices would result in lower selling prices in the near future.

Because the amount of the Company’s net periodic defined benefit pension and other postretirement benefit (“OPEB”) expense or credits, and certain non-recurring gains and losses (such as a legal settlement during 2007), are unrelated to the ongoing operating activities of the Company, Keystone measures its overall operating performance using operating income before net pension and OPEB expense or credits and any of these non-recurring items.  A reconciliation of operating income as reported to operating income adjusted for pension and OPEB credits and the 2007 legal settlement is set forth in the following table.

	Three months ended December 31,		Year ended December 31,
	(In thousands)

	2007	2008	2007	2008
Operating income as reported	$20,649	$12,533	$97,972	$110,493
Defined benefit pension credit	(19,307)	(18,522)	(80,443)	(73,923)
OPEB credit	(1,924)	(1,932)	(8,526)	(8,474)
Gain on legal settlement	-	-	(5,400)	-
Operating income (loss) before pension and OPEB and gain on legal settlement	$(582)	$(7,921)	$3,603	$28,096

The Company’s total sales volume and average per-ton selling prices for the fourth quarter and full year of 2007 and 2008 were as follows:

	Three months ended December 31,		Year ended December 31,
	2007	2008	2007	2008

Total sales volume (000 tons)	168	63	648	586
Average per-ton selling prices	$663	$1,056	$690	$955

The increase in operating loss before pension and OPEB for the fourth quarter of 2008 as compared to the same period in 2007 was primarily a result of the net effects of the following factors:
•	lower shipment volumes due to customers limiting orders during the fourth quarter of 2008 as discussed above;
•	higher ferrous scrap costs in 2008;
•
a significantly higher fourth quarter LIFO adjustment in 2008 as compared to 2007 of $3.1 million, as the low shipment volumes during the fourth quarter of 2008 resulted in higher levels of year-end inventory than previously estimated;

•	a $1.2 million impairment charge during the fourth quarter of 2008 to reduce certain inventories to net realizable value;
•	higher overall per-ton selling prices due to price increases throughout 2008 as discussed below;
•	lower operating costs as Keystone substantially reduced production levels due to the rapid decline in product demand during the fourth quarter of 2008; and
•	income of $2.2 million related to obtaining an excise tax exemption on certain 2007 and 2008 electricity costs during the fourth quarter of 2008.

The increase in operating income before pension and OPEB and the 2007 legal settlement for the year ended December 31, 2008 as compared to the same period in 2007 was primarily a result of the net effects of the following factors:
•
higher per-ton product selling prices in 2008 resulting from price increases the Company implemented to offset increased costs for ferrous scrap throughout the year, as well as increased demand for domestic wire rod and industrial wire during the first three quarters of 2008 due to lower quantities of import product available for sale, higher prices for import products and the weak U.S. dollar;

•	decreased costs for zinc during 2008;
•	cost savings of $1.7 million resulting from a reduction-in-force at Keystone’s largest manufacturing facility during the first quarter of 2008;
•	income of $.9 million related to obtaining an excise tax exemption in 2008 on certain 2007 electricity costs;
•	lower shipment volumes for the majority of Keystone’s products due to customers limiting orders during the fourth quarter of 2008 as discussed above;
•	increased costs for ferrous scrap and energy during 2008;
•	a $1.2 million impairment charge during the fourth quarter of 2008 to reduce certain inventories to net realizable value;
•	increased employee incentive compensation accruals as a result of increased profitability during 2008; and
•	increased costs for workers compensation and personal injury claims under the Company’s general liability insurance in 2008.

The 2008 pension credit is lower than the pension credit for 2007 due to the component of the pension credit related to the expected return on plan assets; Keystone’s plans’ assets decreased $19.5 million during 2007.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Statements in this release that are not historical in nature are forward-looking and are not statements of fact.  Forward-looking statements represent the Company’s beliefs and assumptions based on currently available information.  In some cases you can identify these forward-looking statements by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected" or comparable terminology, or by discussions of strategies or trends.  Although Keystone believes the expectations reflected in forward-looking statements are reasonable, it does not know if these expectations will be correct.  Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those predicted. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties.  Among the factors that could cause Keystone’s actual future results to differ materially from those described herein are the risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”) including, but not limited to, the following:

•	Future supply and demand for Keystone’s products (including cyclicality thereof),
•	Customer inventory levels,
•	Changes in raw material and other operating costs (such as ferrous scrap and energy),
•	The possibility of labor disruptions,
•	General global economic and political conditions,
•	Competitive products (including low-priced imports) and substitute products,
•	Customer and competitor strategies,
•	The impact of pricing and production decisions,
•	Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
•	Government regulations and possible changes therein,
•	Significant increases in the cost of providing medical coverage to employees,
•	The ultimate resolution of pending litigation,
•	International trade policies of the United States and certain foreign countries,
•	Operating interruptions (including, but not limited to, labor disputes, fires, explosions, unscheduled or unplanned downtime and transportation interruptions),
•	The Company’s ability to renew or refinance credit facilities,
•	Any possible future litigation, and
•	Other risks and uncertainties as discussed in the Company’s filings with the SEC.

Should one or more of these risks materialize, if the consequences worsen, or if the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company’s results as determined by accounting principles generally accepted in the United States of America (“GAAP”), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:

•
The Company discloses operating income before pension and OPEB credits or expense and the 2007 gain on legal settlement, which is used by the Company’s management to assess its performance.  The Company believes disclosure of operating income before pension and OPEB credits or expense and the 2007 gain on legal settlement provides useful information to investors because it allows investors to analyze the performance of the Company’s operations in the same way that the Company’s management assesses performance.

Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas.  The Company is a leading manufacturer of steel fabricated wire products, industrial wire, billets and wire rod.  Keystone also manufactures wire mesh, coiled rebar and steel bar.  The Company’s products are used in the agricultural, industrial, cold drawn, construction, transportation, original equipment manufacturer and retail consumer markets.  Keystone’s common stock is traded on the OTC Bulletin Board (Symbol: KYCN).

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KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2007	2008	2007	2008
	(unaudited)

Net sales	$112,057	$67,318	$451,178	$562,693
Cost of goods sold	(108,257)	(71,027)	(427,908)	(511,197)

Gross margin (loss)	3,800	(3,709)	23,270	51,496

Other operating income (expenses):
Selling expense	(1,650)	(889)	(6,682)	(7,227)
General and administrative expense	(2,732)	(3,323)	(12,985)	(16,173)
Defined benefit pension credit	19,307	18,522	80,443	73,923
Other postretirement benefit credit	1,924	1,932	8,526	8,474
Gain on legal settlement	-	-	5,400	-

Total other operating income	16,849	16,242	74,702	58,997

Operating income	20,649	12,533	97,972	110,493

Nonoperating income (expense):
Interest expense	(1,454)	(674)	(6,073)	(3,798)
Other, net	(398)	(1,177)	601	(342)

Total nonoperating expense	(1,852)	(1,851)	(5,472)	(4,140)

Income before income taxes and reorganization items	18,797	10,682	92,500	106,353

Reorganization items:
Reorganization costs	(75)	6	(190)	(225)
Gain on cancellation of debt	1,043	-	10,074	-
Total reorganization items	968	6	9,884	(225)

Income before income taxes	19,765	10,688	102,384	106,128

Provision for income taxes	(6,511)	(4,078)	(37,619)	(40,014)

Net income	$13,254	$6,610	$64,765	$66,114

Basic and diluted earnings per share	$1.33	$0.55	$6.48	$5.73

Basic and diluted weighted average shares outstanding	10,000	12,102	10,000	11,533